Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK « « « EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
JUNIPER INDUSTRIAL HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on                , 2021.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:

https://www.cstproxy.com/ juniperindustrial/sm2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY	Please mark your votes like this

The Board of Directors recommends a FOR vote of proposals 1,2 & 3

1. The Business Combination Proposal—to consider and vote upon a proposal to approve the Business Combination and adopt the Business Combination Agreement;	For ☐	Against ☐	Abstain ☐

2. The Incentive Plan Proposal—to consider and vote upon a proposal to adopt the Parent Omnibus Incentive Plan, which we refer to as the Omnibus Plan; and	For ☐	Against ☐	Abstain ☐

3. The Adjournment Proposal—to consider and vote upon a proposal to approve the adjournment of the special meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal and the Incentive Plan Proposal.	For ☐	Against ☐	Abstain ☐

CONTROL NUMBER

Signature                                                                  Signature, if held jointly                                                                         Date                             , 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Special Meeting of Stockholders to be held

on    , 2021,    Eastern Time

To view the 2021 Proxy Statement, please go to:

http://www.cstproxy.com/

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JUNIPER INDUSTRIAL HOLDINGS, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE

HELD ON    , 2021    Eastern Time

The undersigned hereby appoints    and    , and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of Juniper Industrial Holdings, Inc., registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SUCH DIRECTION IS MADE, THE PROXIES WILL HAVE AUTHORITY TO “FOR” PROPOSAL 1, THE BUSINESS COMBINATION PROPOSAL, “FOR” PROPOSAL 2, THE INCENTIVE PLAN PROPOSAL AND “FOR” PROPOSAL 3, THE ADJOURNMENT PROPOSAL, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPOERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)